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Exhibit 10.1

AMENDMENT NUMBER TWO TO AMENDED AND RESTATED CREDIT AGREEMENT

        THIS AMENDMENT NUMBER TWO TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of March 16, 2011, is entered into by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each as a "Lender", and, collectively, the "Lenders"), WELLS FARGO CAPITAL FINANCE, INC., a California corporation, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "Agent"), HAWAIIAN HOLDINGS, INC., a Delaware corporation ("Parent"), and HAWAIIAN AIRLINES, INC., a Delaware corporation ("Borrower"), and in light of the following:

W I T N E S S E T H

        WHEREAS, Parent, Borrower, Lenders, and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of December 10, 2010 (as amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement");

        WHEREAS, Borrower has requested that Agent and Lenders make certain amendments to the Credit Agreement; and

        WHEREAS, upon the terms and conditions set forth herein, Agent and Lenders are willing to accommodate Borrower's requests.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1.    Defined Terms.    All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement (including Schedule 1.1 thereto), as amended hereby.

  2.
  Amendments to Credit Agreement.

          (a)   Schedule 1.1 of the Credit Agreement is hereby amended and modified by amending and restating, or adding (as applicable) the following definitions in the appropriate alphabetical order:

            ""Change of Control" means that (a) at any time, a Change of Management Event has occurred, (b) Parent fails to own and control, directly or indirectly, 100% of the Stock of Borrower, (c) a majority of the members of the Board of Directors do not constitute Continuing Directors, (d) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than RC Aviation Management, LLC, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, or (e) a "Change of Control" (as such term is defined in any documentation governing any Permitted Parent Indebtedness) has occurred and is continuing."

            ""Second Amendment" means that certain Amendment Number Two to Amended and Restated Credit Agreement dated as of March 16, 2011 by and among Parent, Borrower, Agent and the Lenders.

          (b)   Schedule 1.1 of the Credit Agreement is hereby amended and modified by amending and restating, or adding (as applicable) the following definitions in the appropriate alphabetical order:

            ""Permitted Bond Hedge Documents" means (i) one or more letter agreements regarding the call option transaction to be entered into by and between Parent and the counterparty or counterparties thereto, and (ii) one or more letter agreements regarding the warrants to be entered into by and between Parent and the counterparty or counterparties thereto, each in substantially the form provided to Agent prior to the date of the Second Amendment.

            ""Permitted Bond Hedge Transaction" means the transactions contemplated by the Bond Hedge Documents.

            ""Permitted Conversion" means, with respect to Permitted Parent Indebtedness that is permitted to be incurred pursuant to clause (m) of the definition of Permitted Indebtedness, (a) the conversion of all or any portion of such Indebtedness into common Stock, cash or a combination thereof issued or delivered by Parent in accordance with the terms of the documents governing such Indebtedness and (b) the making of cash payments in lieu of issuing fractional shares in connection with any conversion described in clause (a) above.

            ""Permitted Distributions" means:

              (a)   distributions by Borrower to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to (i) pay federal and state income taxes and franchise taxes solely arising out of the consolidated operations of Parent and its Subsidiaries, after taking into account all available credits and deductions (provided that Borrower shall not be permitted to make any distribution to Parent under this clause (a) (i) in any amount greater than the amount of such taxes arising out of Borrower's and its Subsidiaries' consolidated net income, calculated as if Borrower and its Subsidiaries were filing taxes on a separate return basis), (ii) pay customary costs and expenses of operating a publicly-traded company (including filing fees and taxes, director fees (including those described in Section 6.12) and legal fees associated therewith) in an aggregate amount during any year not to exceed $10,000,000, (iii) pay insurance expenses incurred by Parent or any of its Subsidiaries so long as attributable solely to the operations of Borrower and its Subsidiaries, (iv) pay legal fees incurred by Parent to prosecute litigation in favor of Parent (so long as attributable to or associated with Parent's ownership and operations of Borrower and its Subsidiaries) or Borrower or its Subsidiaries, to defend litigation filed against Parent (so long as attributable to or associated with Parent's ownership and operations of Borrower and its Subsidiaries) or Borrower or its Subsidiaries, or in connection with the representation of Parent (so long as attributable to or associated with Parent's ownership and operations of Borrower and its Subsidiaries) or Borrower or its Subsidiaries for a transaction permitted by the Agreement involving Parent or Borrower or its Subsidiaries, and (v) pay accounting fees incurred by Parent that are solely attributable to the operations of Borrower and its Subsidiaries, by Borrower, or by any of Borrower's Subsidiaries,

              (b)   so long as no Event of Default shall have occurred and be continuing or would result therefrom, distributions by Borrower to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to make distributions to current or former employees on account of purchases or redemptions of Stock of Parent held by such Persons, provided that no more than $350,000 of such distributions in the aggregate may be made by Parent's Subsidiaries to Parent during any fiscal year,

              (c)   so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) the distribution and payment thereof is in compliance with applicable law (including that, after giving effect to such distribution Borrower is Solvent) and the constituent documents of Borrower, (iii) Borrower provides Agent with 15 days prior written notice of such distribution, (iii) Borrower has $20,000,000 of Excess Availability at all times during the 30 day period immediately prior to the date that the proposed distribution is made and immediately after giving effect to such distribution,

      (iv) Borrower has provided Agent with written confirmation, supported by reasonably detailed calculations in form and substance satisfactory to Agent, that on a pro forma basis after giving effect to any such distribution (including pro forma adjustments arising out of events which are attributable to the distribution such as projected holdbacks or reserves by Credit Card Processors and the impact on cash and restricted cash on the balance sheet), (y) Qualified Cash plus Excess Availability of Parent and its Subsidiaries is projected by Borrower to be equal to or in excess of the amount required pursuant to Section 7(b) at all times during the 4 fiscal quarter period immediately following the proposed date of such distribution and (z) Parent and its Subsidiaries are projected to be in compliance with the financial covenants in Section 7(a) for each of the 4 fiscal quarter periods ended during the 4 fiscal quarter period immediately following the proposed date of such distribution, distributions by Borrower to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, make, together with reasonable transaction costs and expenses incurred in connection therewith, (1) Permitted Investments, (2) Permitted Loans, or (3) Permitted Prepayments,

              (d)   distributions by Borrower to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, purchase or pay cash in lieu of fractional shares of its Stock arising out of stock dividends, splits or combinations otherwise permitted hereunder, or arising out of the conversion of convertible securities,

              (e)   so long as no Specified Event of Default has occurred and is continuing or would result therefrom, distributions by Borrower to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, make, regularly scheduled interest payments when due and owing under the terms of Indebtedness permitted to be incurred pursuant to clause (m) of the definition of Permitted Indebtedness pursuant to the terms thereof; provided, that Borrower shall not be permitted to make any such distribution to Parent more than 3 Business Days before the date when the applicable interest payment to which such distribution relates is due and owing,

              (f)    so long as (i) no Event of Default shall have occurred and be continuing, or would result therefrom, (ii) such distribution by Borrower is permitted under all applicable laws (and such repurchase, acquisition, redemption, or retirement of such Stock or rights by Parent is permitted under all applicable laws), and (iii) the amount of all such distributions by Borrower to Parent from and after the Closing Date does not exceed $500,000 in the aggregate, distributions by Borrower to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, repurchase, acquire, redeem, or retire Stock it has issued or related rights, in each case, pursuant to a stockholder rights plan approved by the Board of Directors,

              (g)   so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) Borrower has provided Agent with not less than 5 Business Days prior written notice of such distribution, (iii) Borrower has Excess Availability of at least $15,000,000 at all times during the sixty consecutive day period immediately prior to making such distribution, and (iv) Borrower has Excess Availability of at least $15,000,000 immediately after making such distribution, distributions by Borrower to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, make Permitted Redemptions, provided, that Borrower shall not be permitted to make any such distribution to Parent more than 3 Business Days before the date when the applicable payment in respect of the applicable Permitted Redemption to which such distribution relates is due and owing, and

              (h)   so long as (i) no Event of Default has occurred and is continuing, or would result therefrom, (ii) Borrower has Excess Availability of at least $15,000,000 at all times during the sixty consecutive day period immediately prior to making such distribution, and (iii) Borrower has Excess Availability of at least $15,000,000 immediately after making such distribution, distributions by Borrower to Parent to fund payments required to be made pursuant to the terms of the Permitted Bond Hedge Documents upon the early termination, exercise or settlement thereof."

            ""Permitted Liens" means:

              (a)   Liens granted to, or for the benefit of, Agent to secure the Obligations,

              (b)   Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over the Agent's Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests,

              (c)   judgment Liens arising solely as a result of the existence of judgments, orders or awards that do not constitute an Event of Default under Section 8.3 of the Agreement,

              (d)   Liens set forth on Schedule P-1 to the Disclosure Letter, provided that any such Lien only secures the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,

              (e)   the interests of lessors under operating leases,

              (f)    purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to (i) the asset purchased or acquired (and any accessions, fixtures, and attachments thereto), (ii) with respect to Purchase Money Indebtedness used to purchase or acquire Aircraft or Engines, the property reasonably related or appurtenant to the Aircraft or Engines, as applicable, purchased or acquired and which is customarily subjected to similar purchase money Liens under customary Aircraft or Engine, as applicable, purchase money financing arrangements (but excluding in each case, Receivables from Borrower's carriage of passengers or cargo), and (iii) the proceeds, substitutions, and replacements of such asset (and any accessions, fixtures, and attachments thereto),

              (g)   Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, repairers, airport operators, air traffic control authorities, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,

              (h)   Liens on amounts deposited in connection with obtaining worker's compensation or other unemployment insurance,

              (i)    Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,

              (j)    Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business,

              (k)   with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof,

              (l)    with respect to Spare Parts that are not designated as Eligible Spare Parts in any Borrowing Base Certificate, parts pooling, parts exchange and short-term parts leasing agreements entered into by Borrower to the extent permitted by Section 5.21(e),

              (m)  any interest or title of a licensor, lessor or sublicensor or sublessor under any lease or license permitted by the Agreement,

              (n)   Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,

              (o)   rights of setoff or bankers' liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business,

              (p)   Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,

              (q)   Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

              (r)   Liens granted by Borrower in the ordinary course of Borrower's business and consistent with past practices in favor of any Credit Card Processor to secure Borrower's obligations (other than Indebtedness for borrowed money) entered into in the ordinary course of Borrower's business and consistent with past practices in connection with credit card processing services provided by such Credit Card Processor, so long as such Liens are only composed of security interests in, or rights of setoff, recoupment, or holdback with respect to, (i) deposits of cash required to be deposited with such Credit Card Processor pursuant to the express terms of the applicable credit card processing agreement, (ii) Borrower's rights to payment under the credit card processing agreement with such Credit Card Processor, or (iii) the credit card slips associated with the credit or debit card charges processed in connection with such credit card processing services provided by such Credit Card Processor,

              (s)   the rights of counterparties pursuant to charters, leases, interchange agreements, pooling agreements and similar agreements entered into by Borrower in the ordinary course of its business with respect to Aircraft or Engines (other than Eligible Spare Engines or Eligible Available Aircraft) owned or leased by the Borrower,

              (t)    salvage and similar rights of insurers under policies of insurance maintained with respect to Aircraft,

              (u)   Liens on Borrower's contract rights in and to the Aircraft to be purchased from Airbus S.A.S. securing Indebtedness permitted pursuant to clause (q) of the definition of Permitted Indebtedness,

              (v)   Liens on assets acquired in connection with a Permitted Acquisition, which Liens only secure the Acquired Indebtedness originally incurred to finance the acquisition of such assets or Refinancing Indebtedness in respect thereof,

              (w)  Liens on deposits of cash, which Liens only secure Borrower's obligations in connection with fuel hedging arrangements pursuant to Hedge Agreements permitted pursuant to clause (j) of the definition of Permitted Indebtedness, provided, however, that the aggregate amount of cash deposits to secure such fuel hedging arrangements shall not, as of any date of determination, exceed (i) if, as of such date of determination,

      Parent and its Subsidiaries have Qualified Cash of less than $250,000,000, $10,000,000, or (ii) if, as of such date of determination, Parent and its Subsidiaries have Qualified Cash of $250,000,000 or more, $25,000,000, and

              (x)   Liens in favor of the indenture trustee (as defined in the TIA), in its capacity as such and not in any other capacity, if any, with respect to Indebtedness permitted to be incurred pursuant to clause (m) of the definition of Permitted Indebtedness; provided that (i) such Liens only secure (A) the Parent's obligation to pay such indenture trustee reasonable and customary compensation, the reimbursement of such indenture trustee's reasonable expenses, in each case, for its services as the indenture trustee and disbursements and advances made by the indenture trustee in accordance with the documents governing such Indebtedness (it being understood and agreed that in no event would the outstanding principal balance of the Indebtedness described in clause (m) of the definition of Permitted Indebtedness be deemed to constitute advances made by the indenture trustee for the purposes of this subclause (A)) and (B) Parent's obligations to indemnify the indenture trustee, and (ii) such Lien only attaches to funds held or collected by such indenture trustee in its capacity as the indenture trustee (as defined in the TIA) with respect to such Indebtedness;

            provided, however, that (1) clauses (c) through (f), clauses (h) through (s), and clauses (v) and (w), and (2) clauses (g) or (t) to the extent that the Liens described in clause (g) or clause (t) are senior in priority to Agent's Liens, shall not be Permitted Liens with respect to Spare Parts, Engines, or Aircraft that are designated as Eligible Spare Parts, Eligible Spare Engines, or Eligible Available Aircraft in the most recent Borrowing Base Certificate."

            ""Permitted Redemption" means, with respect to Permitted Parent Indebtedness that is permitted to be incurred pursuant to clause (m) of the definition of Permitted Indebtedness, (a) the repurchase or redemption of such Indebtedness in cash by Parent to the extent required pursuant to the terms of the documents governing such Indebtedness as a result of the occurrence of (i) a Change of Control (as defined in the documents governing such Indebtedness) or (ii) a Termination of Trading (as defined in the documents governing such Indebtedness), or (b) with respect to any such Indebtedness that, by its terms, is convertible into common Stock of Parent, cash or a combination thereof, the payment of cash, at Parent's election, upon conversion of any such Indebtedness to the extent that the holders of such Indebtedness have surrendered the notes evidencing such Indebtedness for conversion in accordance with the terms and conditions of the documentation governing such Indebtedness.

            ""Specified Event of Default" means (a) an Event of Default under Section 8.1, (b) an Event of Default under Section 8.2(a) with respect to a breach of Section 7(a) or Section 7(b), (c) an Event of Default under Section 8.4, (d) an Event of Default under Section 8.5, or (e) an Event of Default under Section 8.6."

            ""TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb)."

          (c)   The definition of "Lender Group Expenses" contained in Schedule 1.1 of the Credit Agreement is hereby amended by (i) amending and restating such clause (c) in its entirety as follows:

            "(c)    Agent's customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith,"

(ii) deleting the word "and" at the end of clause (i), (iii) deleting the period at the end of clause (j), and (iv) adding the language below immediately after the words "irrespective of whether suit is brought" in clause (j) of such section:

            ", and (k) usage charges, charges, fees, costs and expenses for amendments, renewals, extensions, transfers, or drawings from time to time imposed by the Underlying Issuer or incurred by the Issuing Lender in respect of Letters of Credit and out-of-pocket charges, fees, costs and expenses paid or incurred by the Underlying Issuer or Issuing Lender in connection with the issuance, amendment, renewal, extension, or transfer of, or drawing under, any Letter of Credit or any demand for payment thereunder."

          (d)   The definition of "Permitted Indebtedness" contained in Schedule 1.1 of the Credit Agreement is hereby amended by (i) deleting the word "and" in clause (q) of such section, (ii) replacing the period at the end of clause (r) of such section with a comma, and (iii) adding the language below immediately after the end of clause (r) of such section:

            "(s)    Indebtedness evidenced by the Permitted Bond Hedge Documents, and

            (t)    Indebtedness evidenced by a Hedge Agreement that consists of any stock option or warrant agreement for the purchase of Stock of Parent (other than Prohibited Preferred Stock), any contract for the purchase of Stock of Parent pursuant to delayed delivery contracts, any of the Permitted Bond Hedge Documents, or Permitted Parent Indebtedness consisting of bonds or debentures convertible into common Stock of Parent."

          (e)   The definition of "Permitted Investments" contained in Schedule 1.1 of the Credit Agreement is hereby amended by (i) deleting the word "and" in clause (o) of such section, (ii) replacing the period at the end of clause (p) of such section with the language ", and", and (iii) adding the language below immediately after the end of clause (p) of such section:

            "(q)    Investments made pursuant to terms of the Permitted Bond Hedge Documents."

          (f)    Section 1.4 of the Credit Agreement is hereby amended by (i) deleting the language ", including cash, securities, accounts, and contract rights" at the end of the fifth sentence thereof, and (ii) adding the words "the payment of any Lender Group Expenses that have accrued irrespective of whether demand has been made therefore and" immediately after the words "of all of the Obligations (including" in clause (b) of such section.

          (g)   Section 2.6(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(d)    Payment.    Except to the extent provided to the contrary in Section 2.10 or Section 2.12(a), all interest, all Letter of Credit fees, all other fees payable hereunder or under any of the other Loan Documents, all costs, and expenses payable hereunder or under any of the other Loan Documents and all Lender Group Expenses shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrower hereby authorizes Agent, from time to time without prior notice to Borrower, to charge all interest, Letter of Credit fees, and all other fees payable hereunder or under any of the other Loan Documents (in each case, as and when accrued and incurred) and all Lender Group Expenses (as and when accrued or incurred), all costs and expenses payable hereunder or under any of the other Loan Documents (in each case, as and when incurred), all charges, commissions, fees, and costs provided for in Section 2.11(e) (as and when accrued or incurred), all fees and costs provided for in Section 2.10 (as and when accrued or incurred), and all other payment obligations as and when due and payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products) to the Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans; provided, however, that so long as no Event of Default has occurred and is continuing, Agent shall not be authorized to charge the Loan Account for any such payment until Agent has provided Borrower with notice (which notice shall be permitted to be sent by Agent to the email addresses for the individuals set forth on Schedule 2.6(d) hereto and receipt of each such notice shall be confirmed by Borrower's representatives by return email promptly upon receipt) that such payment is due and such payment is not received by Agent within 2 Business Days after the date that such notice is provided (it being understood that (a) nothing in the foregoing proviso shall affect the date that such payment is due and payable and (b) Agent is authorized, immediately following such 2 Business Day period, to charge such payment to the Loan Account with retroactive effect to the date that such payment was due, provided that charging such payment to the Loan Account under such circumstances shall not operate as a waiver of any Event of Default arising out of the failure of Borrower to make such payment within the time period specified therefor in the applicable Loan Documents). Any interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement that are charged to the Loan Account shall thereafter constitute Advances hereunder and shall initially accrue interest at the rate then applicable to Advances that are Base Rate Loans (unless and until converted into LIBOR Rate Loans in accordance with the terms of this Agreement)."

          (h)   Section 2.11 of the Credit Agreement is hereby amended by (i) adding the word "proposed" immediately before the word "expiration" in clause (a)(iii) of such section, (ii) adding the language "the conditions of drawing, and," immediately before the words "in the case of an amendment" in clause (a)(v) of such section, (iii) amending and restating the penultimate sentence of clause (a) of such section in its entirety as follows:

            "If a Letter of Credit Disbursement is deemed to be an Advance hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3), Borrower's obligation to pay the amount of such Letter of Credit Disbursement to Issuing Lender shall be automatically converted into an obligation to pay the resulting Advance."

(iv) adding the words "any other member of" immediately after the language "Borrower understands and agrees that none of the Issuing Lender," in clause (c) of such section, (v) adding the following new clause (d) immediately clause (c) and relettering clauses (d), (e) and (f) as clauses (e), (f) and (g):

            "(d)    The obligation of Borrower to reimburse the Issuing Lender for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                (i)  any lack of validity or enforceability of such Letter of Credit, this Agreement, or another Loan Document,

               (ii)  the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any of its Subsidiaries may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee maybe acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction,

              (iii)  any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit,

              (iv)  any payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not substantially or strictly comply with the terms of such Letter of Credit (including, without limitation, any requirement that presentation be made at a particular place or by a particular time of day), or any payment made by the Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit,

               (v)  any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or discharge of, Borrower or any of its Subsidiaries, or

              (vi)  the fact that any Event of Default shall have occurred and be continuing."

and (vi) amending and restating the re-lettered clause (f) as follows:

            "(f)    Borrower acknowledges and agrees that any and all issuance charges, usage charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and shall be reimbursable immediately by Borrower to Agent for the account of the Issuing Lender; it being acknowledged and agreed by Borrower that, as of the Closing Date, the usage or issuance charge imposed by the Underlying Issuer is .825% per annum times the undrawn amount of each Underlying Letter of Credit, that such usage or issuance charge may be changed from time to time (if and to the extent that the Underlying Issuer changes such issuance charge either (y) generally with respect to customers or (z) generally in connection with its role as Underlying Issuer for the Issuing Lender), and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals."

          (i)    Schedule 3.6 of the Credit Agreement is hereby amended by amending and restating clause (c) of such section in its entirety as follows:

            "(c)    Within 30 days (provided that Agent has the right to extend such period to a longer period in its sole discretion) after the Closing Date, Agent shall have received the Bellanca Aircraft Security Agreement, together with (i) FAA lien searches with respect to the Bellanca Aircraft, the results of which shall be satisfactory to Agent, (ii) evidence that the Bellanca Aircraft Security Agreement has been filed with the FAA, and (iii) an opinion of FAA counsel, to the effect required pursuant to the opinion section of the Bellanca Aircraft Security Agreement, in each case, in form, content, and substance satisfactory to Agent."

          (j)    Section 6.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "6.7 Prepayments and Amendments.

            (a)   Except in connection with Refinancing Indebtedness permitted by Section 6.1,

                (i)  optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Parent or its Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, (C) Permitted Prepayments, (D) prepayments of Indebtedness with Stock of Parent (other than Prohibited Preferred Stock) and the making of cash payments in lieu of issuing fractional shares in connection therewith, (E) Permitted Conversions by Parent, (F) Permitted Redemptions by Parent, or (G) the Indebtedness evidenced by Permitted Bond Hedge Documents, or

               (ii)  make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the applicable subordination terms and conditions, or

            (b)   Directly or indirectly, amend, modify, alter, increase, or change any of the terms or provisions of:

                (i)  any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, (C) Indebtedness permitted under the definition of Permitted Indebtedness (other than Indebtedness permitted under clause (b) or (m) of the definition of Permitted Indebtedness); provided, however, that Parent or any of its Subsidiaries may directly or indirectly, amend, modify, alter, increase or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under (X) clause (b) of the definition of Permitted Indebtedness so long as (1) such amendment, modification, or change (x) could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of the Lenders, and (y) would not otherwise cause Borrower to breach any of the provisions of this Agreement, (2) such amendment, modification, alteration, increase or change does not result in a shortening of the average weighted maturity of such Indebtedness (provided, however, that such amendment, modification, alteration, increase or change may result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended so long as the maturity for all of the principal that is due in respect of such Indebtedness is a date that is at least 1 year after the Maturity Date), and (3) if the Indebtedness that is the subject of such amendment, modification, alteration, increase or change was subordinated in right of payment to the Obligations, then after giving effect to such amendment, modification, alteration, increase or change, the subordination terms and conditions of such Indebtedness must be at least as favorable to the Lender Group as those that were applicable to the Indebtedness prior to such amendment, modification, alteration, increase or change or (Y) clause (m) of the definition of Permitted Indebtedness so long as (1) such amendment, modification, or change would satisfy the restrictions set forth in the definition of Refinancing Indebtedness if, instead of being amended, modified, or changed the subject Indebtedness was being refinanced, renewed, or extended (without regard to whether such amendment, modification or change would actually constitute a refinancing, renewal or extension of such Indebtedness) and (2) so long as any of (x) the conditions set forth in clauses (m)(i) and (ii) of the definition of Permitted Indebtedness would be satisfied after giving effect to any such amendment as though such Indebtedness were being incurred on such date, (y) such amendments, modifications or changes with respect to the conversion features or settlement of such Indebtedness that are required to be made pursuant to the terms of any documents evidencing such Indebtedness or (z) such amendments, modifications, or changes, individually or in the aggregate, could not reasonably be expected to be adverse to the interests of the Lenders,

               (ii)  any Material Contract except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of the Lenders, or

              (iii)  the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders."

          (k)   Section 6.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "6.9    Distributions. Other than Permitted Distributions, make any distribution or other payment on account of, or declare or pay any dividend (in cash or other property, other than Stock) on (or to the direct or indirect holders of Stock issued by Borrower in their capacity as such), or purchase, acquire, redeem, or retire, any Stock issued by Borrower, of any class, whether now or hereafter outstanding. For the avoidance of doubt, this Section 6.9 does not restrict Parent from making Permitted Redemptions or Permitted Conversions."

          (l)    Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "6.11    Investments; Controlled Investments .

            (a)   Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment.

            (b)   Other than (i) an aggregate amount not to exceed $2,000,000 at any one time in cash, Cash Equivalents, Deposit Accounts, and Securities Accounts, in each case, located in the United States, (ii) an aggregate amount not to exceed, when taken together with any amount located in the United States and not subject to a Control Agreement in reliance on Section 6.11(b)(i) above, $5,000,000 (calculated at current exchange rates) at any one time in cash, Cash Equivalents, Deposit Accounts, and Securities Accounts, in each case, not located in the United States, and (iii) amounts deposited into Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for Parent's or its Subsidiaries' employees, make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless Parent or its Subsidiary, as applicable, and the applicable bank or securities intermediary have entered into Control Agreements with Agent governing such Permitted Investments in order to perfect (and further establish) Agent's Liens in such Permitted Investments; provided that none of Parent or any of its Subsidiaries shall have Permitted Investments in Deposit Accounts or Securities Accounts at Morgan Stanley DWC Inc. or any of its Affiliates unless Parent or such Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent's Liens in such Permitted Investments. Subject to the foregoing proviso and except as provided in Section 6.11(b)(i) and (ii), Parent shall not and shall not permit its Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

The foregoing provisions of this Section 6.11 to the contrary notwithstanding, if, in connection with a Permitted Redemption by Parent or payment of interest or cash upon conversion otherwise permitted under this Agreement, Parent has a contractual obligation to irrevocably deposit funds for such Permitted Redemption or payment with the indenture trustee (as defined in the TIA) with respect to the Indebtedness that is the subject of such Permitted Redemption or payment, then (1) no Control Agreement shall be required with respect to such funds that are deposited with the indenture trustee pursuant to such requirement and (2) so long as (y) the amount deposited with the indenture trustee pursuant to such contractual obligation does not exceed the amount required to be so deposited and

(z) such amount is not deposited with the indenture trustee more than 3 Business Days before it is required to be deposited with the indenture trustee, such deposit with the indenture trustee shall be permitted pursuant to this Section 6.11."

          (m)  Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "6.14    Limitation on Issuance of Stock. Issue or sell or enter into any agreement or arrangement for the issuance or sale of any of its Stock, except for (a) the issuance or sale of common Stock or Permitted Preferred Stock by Parent or options or warrants therefor, (b) the issuance or sale of Stock by a Subsidiary of Parent to another Loan Party so long as such acquisition of such Stock by such Loan Party would constitute a Permitted Investment, and (c) the entrance into any agreement or arrangement for (i) the issuance or sale of common Stock of Parent or any Permitted Preferred Stock of Parent or options or warrants therefor or (ii) the issuance of Indebtedness permitted pursuant to the terms of this Agreement which is convertible into or exercisable for common Stock of Parent or any Permitted Preferred Stock of Parent (including the Permitted Bond Hedge Transaction)."

          (n)   Section 6.15 of the Credit Agreement is hereby amended by replacing the period at the end of the last sentence with the language ", including the Permitted Bond Hedge Transaction."

        3.    Conditions Precedent to Amendment.    The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of the Amendment (the first date upon which all such conditions have been satisfied, the "Amendment Effective Date"):

          (a)   Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

          (b)   Agent shall have received the reaffirmation and consent of each Guarantor attached hereto as Exhibit A, duly executed and delivered by an authorized officer of each Guarantor.

          (c)   The representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

          (d)   No Default or Event of Default shall have occurred and be continuing.

          (e)   Borrower shall pay concurrently herewith all fees, costs, expenses and taxes then payable pursuant to Section 17.10 of the Credit Agreement, so long as Agent has provided written notice to Borrower of the amount thereof on or before the date of this Amendment.

        4.    Representations and Warranties.    Each of Parent and Borrower hereby represents and warrants to Agent and the Lenders as follows:

          (a)   It (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change, (iii) is duly qualified to do business as a foreign corporation in good standing in each state in which it has intrastate Routes or has its principal office or a major overhaul facility except, in each case, where failure to be so qualified would not have a material adverse effect on the Borrower or its business, and (iv) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Amendment and to carry out the transactions contemplated hereby.

          (b)   The execution, delivery, and performance by it of this Amendment (i) has been duly authorized by all necessary action on the part of such Person, and (ii) does not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to such Person or its Subsidiaries, the Governing Documents of such Person or its Subsidiaries, or any material order, judgment, or decree of any court or other Governmental Authority binding on such Person, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of such Person or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (C) require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than notices and filings as may be required under the Securities Exchange Act of 1934, as amended, (D) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Person, other than Permitted Liens, or (E) require any approval of such Person's interestholders or any approval or consent of any Person under any Material Contract of such Person, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

          (c)   This Amendment has been duly executed and delivered by such Person. This Amendment and each Loan Document to which such Person is a party is the legally valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

          (d)   No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against Parent, Borrower, or any Guarantor.

          (e)   No Default or Event of Default has occurred and is continuing, and no condition exists which constitutes a Default or an Event of Default.

          (f)    The representations and warranties of such Person in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

          (g)   This Amendment has been entered into without force or duress, of the free will of such Person, and the decision of such Person to enter into this Amendment is a fully informed decision and such Person is aware of all legal and other ramifications of such decision.

          (h)   It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder.

        5.    Payment of Costs and Fees.    Borrower agrees to pay all Lender Group Expenses in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto.

        6.     Release.

          (a)   Each of Parent, Borrower and each other Guarantor hereby acknowledge and agrees that as of March 15, 2011, the aggregate outstanding principal amount of the Advances under the Credit Agreement was $54,752,709.62 and that such principal amount is payable pursuant to the Credit Agreement as modified hereby without defense, offset, withholding, counterclaim, or deduction of any kind. Parent and each other Guarantor hereby acknowledges, confirms and reaffirms (i) that all of such principal amount constitutes Guarantied Obligations (as defined in the Guaranty), and (ii) all obligations owing by it to the Lender Group under any Loan Document to which it is a party, in each case, are unconditionally owing by it to the Agent, without offset, defense, withholding, counterclaim, or deduction of any kind, nature, or description whatsoever.

          (b)   Effective on the date hereof, each of Borrower and each Guarantor, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges Agent and each Lender, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom any member of the Lenders would be liable if such persons or entities were found to be liable to Borrower or such Guarantor (each a "Releasee" and collectively, the "Releasees"), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a "Claim" and collectively, the "Claims"), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforseen, past or present, liquidated or unliquidated, suspected or unsuspected, which Borrower or such Guarantor ever had from the beginning of the world to the date hereof, now has, or might hereafter have against any such Releasee which Claims relate, directly or indirectly, to any act or omission by any Releasee that occurred on or prior to the date of this Amendment and relate, directly or indirectly, to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in this Amendment or the Loan Documents. As to each and every Claim released hereunder, each of Borrower and each Guarantor hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

            "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

            As to each and every Claim released hereunder, each of Borrower and each Guarantor also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

            Each of Borrower and each Guarantor acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each of Borrower and each

    Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

          (c)   Each of Borrower and each Guarantor, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release. Each of Borrower and each Guarantor further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Agent's Lien on any item of Collateral under the Credit Agreement or the other Loan Documents. If Borrower, any Guarantor or any of their respective successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by such Releasee as a result of such violation.

        7.     Choice of Law and Venue; Jury Trial Waiver.

          (a)   THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (b)   THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AMENDMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF PARENT AND BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 7(b).

          (c)   TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF PARENT AND BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF PARENT AND BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF

  LITIGATION, A COPY OF THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          (d)   EACH OF PARENT AND BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

        8.    Counterpart Execution.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

        9.     Effect on Loan Documents.

          (a)   The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The amendments, consents, waivers and modifications set forth herein are limited to the specified hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further or other matter under the Loan Documents and shall not be construed as an indication that any future waiver of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver which may hereafter be requested by Borrower remains in the sole and absolute discretion of the Agent and the Lenders.

          (b)   Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

          (c)   This Amendment is a Loan Document.

          (d)   Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereby", "hereunder", and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment. Section, subsection, clause, schedule, and exhibit references herein are to this Amendment unless otherwise specified. Any reference in this Amendment to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to any Person shall be construed to include such Person's successors and assigns.

        10.    Entire Agreement.    This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the matters amended hereby and supersedes any and all prior or contemporaneous amendments or understandings with respect to the matters amended hereby, whether express or implied, oral or written.

        11.    Reaffirmation of Obligations.    Each of Parent and Borrower hereby reaffirms its obligations under each Loan Document to which it is a party. Each of Parent and Borrower hereby further ratifies, reaffirms, acknowledges, agrees, and confirms the validity and enforceability of all of the Liens and security interests granted, pursuant to and in connection with the Security Agreement or any other Loan Document, to Agent, as collateral security for the Obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such Obligations, continue to be and remain collateral for such Obligations from and after the date hereof.

        12.    Ratification.    Each of Parent and Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as amended hereby.

        13.    Severability.    In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

HAWAIIAN HOLDINGS, INC., a Delaware corporation, as Parent
By:	/s/ Peter Ingram
Name:	Peter Ingram
Title:	EVP/CFO
HAWAIIAN AIRLINES, INC., a Delaware corporation, as Borrower
By:	/s/ Peter Ingram
Name:	Peter Ingram
Title:	EVP/CFO

WELLS FARGO CAPITAL FINANCE, INC., a California corporation, as Agent and as a Lender
By:	/s/ Amelie Yehros
Name:	Amelie Yehros
Title:	SVP

BANK OF HAWAII, as a Lender
By:	/s/ Marc Adelberger
Name:	Marc Adelberger
Title:	Vice President

BURDALE CAPITAL FINANCE, INC., as a Lender
By:	/s/ Antimo Barbieri
Name:	Antimo Barbieri
Title:	Director
/s/ Steven Sanicola
Steven Sanicola
Director

Exhibit A

REAFFIRMATION AND CONSENT

        All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Amended and Restated Credit Agreement, dated as of December 10, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter as a "Lender" and, collectively, the "Lenders"), WELLS FARGO CAPITAL FINANCE, INC., a California corporation, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "Agent"), HAWAIIAN HOLDINGS, INC., a Delaware corporation ("Parent"), and HAWAIIAN AIRLINES, INC., a Delaware corporation ("Borrower"). Reference is made to that certain Amendment Number Two to Amended and Restated Credit Agreement, dated as of March 16, 2011 (the "Amendment"), by and among Parent, Borrower, Agent and the Lenders signatory thereto. The undersigned Guarantor hereby (a) represents and warrants to the Agents and the Lenders that the execution, delivery, and performance of this Reaffirmation and Consent (i) are within its powers, (ii) have been duly authorized by all necessary action, (iii) do not and will not (A) violate any material provision of federal, state or local law or regulation applicable to it, the Governing Documents of it, or any material order, judgment or decree of any court or other Governmental Authority binding on it or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of such Guarantor except to the extent such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (C) require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than notices and filings as may be required under the Securities Exchange Act of 1934, as amended, (D) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (E) require any approval of its interestholders or any approval or consent of any Person under any Material Contract of such Guarantor, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change; (b) consents to the amendment of the Credit Agreement as set forth in the Amendment and any waivers granted therein, and agrees to the terms of the release set forth in Section 6 thereof; (c) acknowledges, ratifies, and reaffirms its obligations owing to the Agent and the Lenders under any Loan Document to which it is a party; (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect, as amended by the Amendment; and (e) reaffirms, acknowledges, agrees and confirms that is has granted to Agent a perfected security interest in the Collateral in order to secure all of its present and future Guarantied Obligations (as defined in the Guaranty) and acknowledges and agrees that such security interest, and all Collateral heretofore pledged as security for the Obligations, continue to be and remain in full force and effect on and after the date hereof. Without limiting the generality of the foregoing, each of the undersigned hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents to which it is a party effective as of the date hereof. All Obligations owing by each of the undersigned are unconditionally owing by such Person to Agent and the Lenders, without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever. Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, they each understand that neither Agent nor any Lender has any obligations to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and

1

Consent by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. The validity of this Reaffirmation and Consent, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York. This Reaffirmation and Consent is a Loan Document.

[signature page follows]

2

        IN WITNESS WHEREOF, the undersigned have each caused this Reaffirmation and Consent to be executed as of the date of the Amendment.

HAWAIIAN HOLDINGS, INC., a Delaware corporation
By:	/s/ Peter Ingram
Name:	Peter Ingram
Title:	EVP CFO

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  Exhibit 10.1
AMENDMENT NUMBER TWO TO AMENDED AND RESTATED CREDIT AGREEMENT
W I T N E S S E T H
Exhibit A
REAFFIRMATION AND CONSENT